CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITITVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION IS DENOTED BY ASTERISKS IN BRACKETS [*****].

MEMORANDUM OF AGREEMENT
between
THE BOEING COMPANY
and
SPIRIT AEROSYSTEMS, INC.
737 Production Rate Adjustment and Other Settlements
This MEMORANDUM OF AGREEMENT (“MOA”), is effective as of February 6, 2020, (the “Effective Date”) by and between The Boeing Company (“Boeing”), a Delaware corporation, and Spirit AeroSystems, Inc. (“Seller”), a Delaware corporation. Boeing and Seller may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

A.
In December of 2019, Boeing announced a temporary suspension of the 737 MAX production necessitated by the grounding of the 737 MAX. Given the potential disruption caused by the temporary suspension of production, the Parties wish to increase the near-term and long-term stability of the Parties’ respective production systems; plan for resumption of production and subsequent rate ramp; as well as reduce excess inventory following the ungrounding of the 737 MAX.

B.	The Parties wish to memorialize their agreement on these matters in this MOA, in accordance with the terms set forth below.

C.	The discussions surrounding and agreements reached in this MOA do not relate to the [*****].
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.
Capitalized Terms. Capitalized terms used and not otherwise defined in this MOA will have the meanings ascribed thereto in SBP MS-65530-0016 ("Sustaining SBP"), GTA BCA-65530-0016 ("Sustaining GTA"), AA-65530-0010 (“Sustaining AA”), SBP MS-65530-0019 (“787 SBP”), GTA BCA-65520-0032 (“787 GTA”), AA-65520-0026 (“787 AA”), and Master Program Contract FZ-247827-8901N (“767 MPC”) (collectively, the "Contracts").

2.	Memorandum of Agreement Superseded. The certain Memorandum of Agreement entitled 737 Production Rate Adjustment, executed between the Parties April 12, 2019

(“Prior MOA”), is hereby superseded and replaced in its entirety by this MOA, except for Sections 15 and 16 of the Prior MOA, which survive and remain in full force and effect. Seller hereby acknowledges that it has received all monies due under Section 7 of the Prior MOA.

3.	Production Rates. Unless otherwise directed by Boeing, Seller’s production rate for 737 Program Airplane, its Derivatives and the P-8 (“Build Rate”), starting in January 2020 will be as follows:

Month(s)	Seller Build Rate - Airplanes per Month (“APM”)*
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
* [******]
** [******]

3.1
Delivery Point, Title Transfer, and Risk of Loss. Seller is obligated to build Products in support of the Sustaining SBP. Seller’s Build Rate may differ from Boeing’s 737 production rate. Notwithstanding Seller’s different Build Rate, all 737 Products will be delivered F.O.B. carrier’s transport at Seller’s plant. For the purposes of this MOA, the meaning of carrier’s transport, with respect to 737 Products, will be mutually agreed by the Parties given the expectation that some 737 Products may be stored after delivery to the above described F.O.B. point ("Ship in Place”) rather than shipped immediately to Boeing. Products stored as a result of a Ship in Place are referred to herein as “Stored Products”.

a.
Title to and risk of any loss of or damage to the Products will transfer to Boeing at the above described F.O.B. point, except to the extent loss or damage results from the Seller’s fault or negligence. If requested by Boeing, Seller will store the Products at the locations that Seller is using for such storage as of the Effective Date (“Current Storage Location”). Seller will be responsible for any incremental costs associated with such Stored Products at Current Storage Location;

b.
Seller will provide status and records related to Stored Products. The number of Stored Products will not exceed one hundred and sixty (160) Shipsets. The number of Stored Products will not be fewer than eighteen (18) Shipsets, unless otherwise directed by Boeing; and

c.
Seller will support efforts to optimize the location of the Stored Products to minimize Boeing’s insurance risks. If the Parties mutually agree on another location for Stored Products, then the Parties will also mutually agree on i) all associated incremental costs, and ii) how such costs will be allocated between the Parties.

3.2
Fourteen Shipsets. Notwithstanding the Build Rates set forth in the above table, in February 2020, Seller will Ship in Place up to fourteen (14) completed 737 Shipsets (“February Shipsets”). The Price for the February Shipsets is stated in Section 4.6.

3.3	Work on Stored Products.

a.
Rework. If Stored Products require rework due to the fault of Seller, then Seller will perform the rework without additional cost to Boeing while Seller is storing the Stored Products. If the Parties determine it is not feasible to perform the rework while the Seller is storing the Stored Product given reasonably available time, materials, tooling, equipment, and labor, then the Parties will coordinate and determine where, when, and how the rework will be performed pursuant to the applicable provisions of the Sustaining SBP and Sustaining GTA; and

b.
Changes. The Parties will utilize the existing Change incorporation process within the Sustaining SBP for Changes to the Stored Products. Seller is obligated to complete all directed Changes to Stored Products, with no additional cost to Boeing arising from the fact that such 737 Products are Stored Products.

4.	[*****].

4.1	[*****];

4.2	[*****];

4.3	[*****], Boeing will make an advance payment of one hundred fifty-five million, ninety-one thousand, and five hundred U.S. dollars ($155,091,500) (“Pre-Payment”). [*****].

4.4
The Pre-Payment is an estimate [*****] that would be due given the projected Build Rate herein, as illustrated in Attachment A. Within sixty calendar (60) days following the U.S. Federal Aviation Administration 737 MAX ungrounding, the Parties will recalculate the Pre-Payment (“Recalculated Pre-Payment”) by using the i) planned Build Rate, ii) the planned quantity of each minor model defined in the latest F.O.B. master schedule, and iii) minor model pricing assumptions stated in Attachment A.

a.
The Parties will compare the Pre-Payment to the Recalculated Pre-Payment (“Comparison”). If the Comparison identifies a gap, either over or under the Pre-Payment amount, then the respective Party will make any such payment to address the gap, no later than one hundred and twenty (120) calendar days following the 737 MAX ungrounding.

4.5
Furthermore, once Boeing provides a CCN that incorporates a master schedule with quantities of [*****] APM, or on May 31, 2022, whichever occurs sooner, the Parties will calculate any difference between the Recalculated Pre-Payment amount to what would have been due for the actual Product Price by using i) actual Build Rate, ii) the actual quantity of each minor model delivered to Boeing, and iii) the minor model pricing assumptions stated in Attachment A.

a.
The Parties will compare this actual value to the Recalculated Pre-Payment (“Recalculated Pre-Payment Comparison”). If the Recalculated Pre-Payment Comparison identifies a gap, either over or under the Recalculated Pre-Payment amount, then the respective Party will make any such payment to address the gap, no later than July 31, 2022.

4.6	[*****].

5.
Payment Terms. All payments due from Boeing to Seller under the Contracts, as of the Effective Date, will be paid net [*****] calendar days. The net [*****] payment terms will be in effect for the duration of the Contracts, regardless of Pricing Periods.

6.	[*****] and Production Stabilization. [*****]:

6.1	No later than February 28, 2020, Boeing will pay a cash advance [*****] to Seller in the fixed amount of seventy million U.S. dollars ($70,000,000) [*****]. The [*****].

a.	[*****].

b.	The [*****] Advance includes sixty million U.S. dollars ($60,000,000) for production stabilization efforts throughout 2020 (“Production Stabilization Fee”). [*****].

6.2
Seller will repay the [*****] Advance less the Production Stabilization Fee. Seller agrees to four (4) equal wire transfers of two-million, five hundred-thousand U.S. dollars ($2,500,000) each, paid to Boeing in accordance with the following schedule:

•	$2,500,000 paid no later than February 15, 2021

•	$2,500,000 paid no later than May 15, 2021

•	$2,500,000 paid no later than August 15, 2021

•	$2,500,000 paid no later than November 15, 2021

6.3	[*****].

7.
Advance Repayment. Seller acknowledges the cash advance provided by Boeing under the Prior MOA, in 2019, of one hundred twenty-three million U.S. dollars ($123,000,000). Seller to align the repayment plan to coincide with deliveries and will offset payments utilizing the formula of number of units delivered in the quarter-to-date based on the schedule below, times average shipset price, until the amount is fully offset for each respective quarter. Any variability to this calculation based on the offset of units, or average shipset price will be trued up in the fourth quarter of 2022. Seller will repay Boeing in four (4) equal wire transfers in accordance with the following schedule:

•	$30,750,000 paid no later than February 15, 2022

•	$30,750,000 paid no later than May 15, 2022

•	$30,750,000 paid no later than August 15, 2022

•	$30,750,000 paid no later than November 15, 2022

8.	[*****].

8.1	[*****]

8.2	[*****]

8.3	[*****]

9.	Additional Business Considerations.

9.1
737 Pricing Period. The Pricing Period of the Sustaining SBP and Sustaining GTA, for all 737 Program Airplanes including the P-8, is extended through December 31, 2033. The Parties will reconvene in 2031 to negotiate 737 Price beyond 2033.

9.2	Seller Assertions Settled and Released.

a.
737MAX-10 Price. The Sustaining SBP Attachment 1 reflects the [*****] Price of 737MAX-9. Boeing agrees that the recurring [*****] Price of the 737MAX-10 will be [*****] per Shipset more than the [*****] Price of 737MAX-9 per Shipset and [*****]. This Price is inclusive of all changes to the 737MAX-10 for which engineering has been released through the Effective Date. The Parties will determine the Price allocation among the associated work packages. Reconciliation for deliveries made on and before the Effective Date will be completed within thirty (30) calendar days after the Effective Date.

b.
777X Initial Tooling [*****] Adjustment. The Sustaining SBP reflects an [*****] Amount of [*****] for the 777X Initial Tooling. The Parties agree to revise the 777X Initial Tooling to [*****] for all such 777X Initial Tooling for which Seller has submitted actuals prior to the Effective Date (“[*****] Price”). Seller assertions submitted to Boeing on or after [*****] are not included in the [*****] Price.

i.	Boeing will pay Seller an additional [*****], the difference between the [*****] amount already paid and the agreed to [*****] Price reflected above.

ii.	Seller will provide Certified Tool Lists (CTL) to Boeing. Payment of the [*****] Price is contingent upon Seller providing a complete list of the 777X Initial Tooling.

iii.	The Parties agree that the Sustaining SBP Attachment 29 Section 10.1.1, Initial Tooling Incentive associated with the 777X Initial Tooling [*****], is null and void as of the Effective Date.

iv.
Boeing will submit a purchase order to Seller, with a net [*****] payment term, within fifteen (15) calendar days from receipt of the complete list of 777X Initial Tooling from Seller and approve an acceptable invoice within seven (7) calendar days.

c.	[*****].

i.	Seller’s Assertions and Rework. As a result of Boeing directed [*****], Seller has submitted assertions to Boeing due to non-recurring rework efforts related to [*****].

i.
[*****] Assembly Recurring Price. Seller will incorporate [*****] on affected Shipsets. For affected Shipsets, the Sustaining SBP Attachment 1 Price for the 777X [*****] will include i) [*****] per Shipset Price [*****] for the [*****] Shipsets, and ii) [*****] per Shipset Price [*****] for Shipset [*****] and on. For avoidance of doubt, the aforementioned [*****] will be incorporated in line with the final line unit incorporation of [*****].

ii.
Non-Recurring Rework. Boeing will pay Seller a [*****] amount of [*****]. Boeing will submit a purchase order to Seller, with a net [*****] payment term, within thirty (30) calendar days of the Effective Date and approve an acceptable invoice within seven (7) calendar days.

d.
Seller Release of Boeing. Except as to such rights or claims as may be created by this MOA, Seller, for itself and for its successors, predecessors, assigns, affiliates, parents, divisions, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, hereby releases and forever discharges Boeing and its successors, predecessors, affiliates, parents, divisions, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, from any and all present, past, and future claims, demands, debts, losses, obligations, costs, expenses, rights of action, and causes of action, whether based in contract, tort, statutory, or other legal or equitable theory of recovery, known or unknown, suspected or unsuspected, foreseen or unforeseen, or existing or claimed to exist, relating to or arising from the disputes identified in this Section 9.2. For the avoidance of doubt, warranty claims and claims by Seller against Boeing for contribution (or, if otherwise provided for, indemnity) toward third-party injury, damage, or loss are not limited, waived, released, or disclaimed. The foregoing is defined as a “Seller Release” for the purposes of this MOA.

9.3	737 Cost Recovery Claims Settled and Released.

a.	Boeing agrees that the following cost recovery claims are hereby settled: [*****]. Any items not specifically listed above (for example and without limitation: [*****]) are not closed.

b.
Boeing Release of Seller. Except as to such rights or claims as may be created by this MOA, Boeing, for itself and for its successors, predecessors, assigns, affiliates, parents, divisions, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, hereby releases and forever discharges Seller and its successors, predecessors, affiliates, parents, divisions, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, from any and all present, past, and future claims, demands, debts, losses, obligations, costs, expenses, rights of action, and causes of action, whether based in contract, tort, statutory, or other legal or equitable theory of recovery, known or unknown, suspected or unsuspected, foreseen or unforeseen, or existing or claimed to exist, relating to or arising from the disputes identified in this Section 9.3. For the avoidance of doubt, warranty claims and claims by Boeing against Seller for contribution (or, if otherwise provided for, indemnity) toward third-party injury, damage, or loss are not limited, waived, released, or disclaimed. The foregoing is defined as a “Boeing Release” for the purposes of this MOA.

10.	New Bid Opportunity. Boeing will provide Seller an opportunity to bid on [*****] work.

11.	Raw Material Support. In addition to the requirements stated in the Sustaining SBP Section 12.13.2, Seller will provide its reconciled raw material forecast and demand requirements to Boeing.

12.
[*****] and [*****] Claims Support. Boeing is aware that Seller has made certain assertions against [*****] and [*****]. Seller has requested and Boeing has agreed to engage in discussions with [*****] and [*****] regarding such assertions to the extent they relate to the Contracts.

13.	[*****].

14.
Amendments. The Parties will execute amendments to the Contracts to incorporate this MOA, including without limitation any Bonded Stores Agreement, as required, on or before sixty calendar (60) days following the 737 MAX U.S. Federal Aviation Administration ungrounding.

15.
Complete Agreement. This MOA constitutes a binding agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating thereto, whether written or oral. The Parties agree to have further conversations if Boeing makes revisions to its currently planned production scenario.

16.
Governing Law and Jurisdiction. This MOA is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles. This MOA excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Boeing and Seller hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with this MOA. Boeing and Seller hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Boeing and Seller are not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

17.
Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this MOA's contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this MOA with the SEC, if legally required to do so but must give the other Party twenty-four (24) hours advance notice and will omit confidential information as permitted by applicable law as appropriate after providing such Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

18.
Interpretation. Each Party has had the opportunity to draft, review, and edit this MOA. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this MOA will be applied in any action relating to or arising from this MOA; and the Parties hereby waive the benefit of any statute or common law rule providing that in cases of uncertainty language of a contract should be interpreted against the Party who caused the uncertainty to exist.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY                SPIRIT AEROSYSTEMS, INC.
By:    /s/ Ashley A. Klotz                By:    /s/ Brenda R. Mesker
Name:    Ashley A. Klotz                Name:    Brenda R. Mesker
Title:    Manager, SC Contracts             Title:    VP, Global Contracts
Date:     2/6/2020                    Date:     2/6/2020

ATTACHMENT A TO MEMORANDUM OF AGREEMENT

PRE-PAYMENT CALCULATION

Month	Spirit Build Rate	Expected Units Produced (A)	Contracted Price (B)		Invoiced Price (C)		Pre-Payment* (B - C) x A
			Applicable Discount	Per Unit Price ($)	Invoice Discount	Per Unit Price ($)
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
					Price Discount Pre-Payment		[*****]
Minor Model Assumptions (Assumed Mix and Pricing)				[*****]
Model	Unit Mix	Discountable	Non-Discountable		Discount	S/S Price
[*****]	[*****]	[*****]	[*****]		[*****]	[*****]
[*****]	[*****]	[*****]	[*****]		[*****]	[*****]
[*****]	[*****]	[*****]	[*****]		[*****]	[*****]
[*****]	[*****]	[*****]	[*****]		[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
Weighted Average		[*****]	[*****]
Average Shipset Price		[*****]